UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

BiomX Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

708 Quince Orchard Rd, Suite 205 Gaithersburg, MD	20878
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 972-0500

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant	PHGE.U	NYSE American
Common Stock, $0.0001 par value	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 15, 2024, BiomX Inc., or the Company, announced that effective October 25, 2024, the Company’s units, which currently trade under the ticker symbol “PHGE.U” will be mandatorily separated and the units will no longer trade on the NYSE American. Each unit consists of one share of the Company’s Common Stock, par value $0.0001 per share, or the Common Stock, and one warrant to purchase one-half of a share of Common Stock. In the separation, unit holders will receive shares of Common Stock and warrants underlying their units, which warrants will expire by their terms on October 28, 2024. The Common Stock will continue to trade on NYSE American under the symbol “PHGE” with the other existing shares of the Company’s Common Stock. This is a mandatory and automatic separation, and no action is required by the holders of the units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

October 15, 2024	By:	/s/ Jonathan Solomon
		Name:	Jonathan Solomon
		Title:	Chief Executive Officer

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